Poly Shield Technologies Inc. OTCQB: SHPR

FOR IMMEDIATE RELEASE March 3, 2014

Poly Shield Technologies Inc., Signs an Addendum No.2 to an Employment Agreement with Rasmus Norling.

Boca Raton, Florida, March 3, 2014 – Poly Shield Technologies Inc., (OTCQB: SHPR) announces that on February 28, 2014, Poly Shield signed an Addendum No. 2 to its December 1, 2012 Employment Agreement with Rasmus Norling (the “Addendum”)  the Company’s Chief Technical Officer, as previously amended by Addendum dated effective as of December 30, 2013 (as amended, the “Employment Agreement”).  As set forth in the Addendum, the Company and Mr. Norling agreed to extend the term of certain contractual obligations set out under the Employment Agreement from February 28, 2014 to March 31, 2014.

The parties have agreed to this extension in order to give them sufficient time to come to a mutual agreement on the restructuring of the terms under which Mr. Norling holds 154,000,000 shares of restricted and escrowed shares of the Company’s common stock previously issued to Mr. Norling under the Employment Agreement (the “Custodial Stock”).  Current discussions between the Company and Mr. Norling revolve around Mr. Norling forfeiting his rights to the majority of the Custodial Stock and permanently retaining a portion of that Custodial Stock in exchange for the transfer of certain technology rights from Mr. Norling to the Company.  Readers are cautioned that no definitive or binding agreements have been executed by the Company and Mr. Norling with respect to the proposed restructuring, and the terms and conditions of such restructuring are subject to change.

About Poly Shield Technologies Inc.:

Poly Shield Technologies Inc., develops and markets environmental, pollution emissions, energy saving, corrosion and durability solutions to a worldwide market.

Poly Shield Technologies Inc.'s proprietary DSOX-15 Fuel Purification System is a cost-effective technology designed to remove sulfur from fuel in an effort to meet the upcoming sulfur emissions regulations due to take effect in 2015. The technology is currently aimed at the maritime industry which includes vessels for cruise-line, freight shipping and tanker companies and can be installed during normal vessel operation without the need to use expensive dry dock time. The technology has a worldwide application that is not limited to the maritime industry.

Poly Shield's Fluoropolymer coatings are formulated specifically for extreme durability, reduced maintenance and enhanced aesthetics and can be used in a number of different industries.

On behalf of the Board of Directors, Brad Eckenweiler, CEO

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects", "intends", "estimates", "projects", "anticipates", "believes", "could", and other similar words. All statements addressing product performance, events, or developments that Poly Shield Technologies Inc. expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in Poly Shield Technologies Inc.'s Quarterly and Annual Reports filed with the United States Securities and Exchange Commission (the "SEC"). Should one or more of these risks or uncertainties materialize, or should any of Poly Shield Technologies Inc.'s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Poly Shield Technologies Inc.'s forward-looking statements. Except as required by law, Poly Shield Technologies Inc. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that Poly Shield Technologies Inc. files from time to time with the SEC, including its Annual, Quarterly and Current Reports.

SOURCE Poly Shield Technologies Inc.